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Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY
To Tender Shares of Common Stock
of
MERCURY INTERACTIVE CORPORATION
Pursuant to the Offer to Purchase
Dated August 17, 2006
of
MARS LANDING CORPORATION
a wholly owned subsidiary
of
HEWLETT-PACKARD COMPANY

        This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $0.002 per share, of Mercury Interactive Corporation and any other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer. Such form may be delivered by hand, or transmitted by telex, facsimile transmission, or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer to Purchase is:

By Mail:	By Facsimile Transmission:	By Hand or Overnight Courier:
Computershare Trust Company, N.A. Attention: Corporate Actions P.O. Box 43014 Providence, RI 02940-3014	For Eligible Institutions Only: (781) 575-2901 For Confirmation Only Telephone: (781) 575-3631	Computershare Trust Company, N.A. Attention: Corporate Actions 250 Royall Street Canton, MA 02021

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

☐
CHECK HERE IF SHARE CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED. SEE INSTRUCTION 9 OF THE LETTER OF TRANSMITTAL.

        Ladies and Gentlemen: The undersigned hereby tenders to Mars Landing Corporation, a Delaware corporation (the "Offeror"), and wholly-owned subsidiary of Hewlett-Packard Company, a Delaware corporation (the "Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 17, 2006 (which, together with any amendments and supplements thereto, collectively constitute the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged,                         shares of common stock, par value $0.002 per share (the "Shares"), of Mercury Interactive Corporation, a Delaware corporation (the "Company"), pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. The Offer is being made in connection with the Agreement and Plan of Merger, dated July 25, 2006, by and among the Offeror, the Parent and the Company.

Certificate Numbers (if available)	SIGN HERE
Signature(s)
(Name(s)) (Please Print)
(Addresses)
(Zip Code)
If delivery will be by book-entry transfer: Name of Tendering Institution
(Area Code and Telephone Number)
Account Number

  GUARANTEE (Not to be used for signature guarantee)

          The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or any other "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal and certificates for the Shares to be tendered or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days of the date hereof.

(Name of Firm)
(Address)
(Zip Code)
(Authorized Signature)
(Name)
(Area Code and Telephone Number)
Dated	, 2006.

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  Exhibit (a)(1)(iii)